Exhibit 10.4

March 15, 2019

[Name]

[Address]

[City, State, Zip]

Re:       Phantom Unit Exchange

Dear [First Name]:

As you are aware, Antero Midstream GP LP (“AMGP”), Antero Midstream Partners LP (“Antero Midstream”) and certain of their affiliates entered into a simplification agreement (the “Simplification Agreement”), pursuant to which AMGP was converted into Antero Midstream Corporation (“New AM”) and Antero Midstream became a wholly owned subsidiary of New AM (the “Simplification”).  Shares of New AM’s common stock (“New AM Common Stock”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “AM.”

You were previously granted phantom units (your “Phantom Unit Award(s)”) pursuant to the Antero Midstream Partners LP Long-Term Incentive Plan (the “AM LTIP”).  In connection with the Simplification and pursuant to Section 4(c) of the AM LTIP,  all of your Phantom Unit Award(s) that remained outstanding as of the closing of the Simplification were converted into restricted stock unit award(s)  granted under the Antero Midstream Corporation Long Term Incentive Plan (the “New AM LTIP” and such award(s), the “Converted Award(s)”), which, to the extent vested, will be settled in shares of New AM Common Stock.  The Converted Award(s) remain subject to the same terms and conditions originally set forth in your Phantom Unit Grant Notice(s), Phantom Unit Agreements(s) and the Global Amendment to Grant Notices and Award Agreements under the Antero Midstream Partners LP Long-Term Incentive Plan (collectively, the “Outstanding Award Documentation”), including the vesting schedule, except for the changes described below, which are intended to reflect the Simplification.  Accordingly, this letter serves to document the amendments described below that were deemed to have been made to your outstanding Phantom Unit Award(s) and the Outstanding Award Documentation, effective of the closing of the Simplification. There is no new award agreement, and you will not be asked to execute any additional documents. Please keep this letter in your files as documentation of the amendments described below.  The number of unvested Phantom Units subject to your Phantom Unit Award(s) was multiplied by 1.8926 (rounded to the nearest whole number) to determine the number of shares of New AM Common Stock subject to your Converted Award(s). You will be able to view your Converted Award(s) by selecting Antero Midstream Corporation on the UBS website. The existing Antero Midstream information will remain on the UBS website for historical transaction purposes.  (Please note the website is currently unavailable and will remain unavailable until April 1, 2019.

If you wish to review any information before that date, please contact your UBS Financial Advisors [Name; Phone Number; Email] or [Name; Phone Number; Email].)

•    The DERs granted in tandem with the Phantom Units subject to your Phantom Unit Award(s) now represent the right to receive (i) any balance accrued with respect to such DERs as of closing of the Simplification,  plus (ii) any dividends paid or distributions made by New AM from and after the closing of the Simplification and during the period in which the Converted Award(s) remain outstanding with respect the number of shares of New AM Common Stock subject to the applicable Converted Award.

•    References to “Phantom Units”  are deemed to refer to Restricted Stock Units (as defined in the New AM LTIP) and references to “Common Units”  are deemed to refer to New AM Common Stock.

•    References to “General Partner” and “Partnership”  are deemed to refer to New AM. References to the “Plan” are deemed to refer to the New AM LTIP.

•    The Converted Award(s) are governed by the terms and conditions of the New AM LTIP and the Outstanding Award Documentation as modified above.

The amendments to your Phantom Unit Award(s) described herein do not have any federal income tax impact to you. This letter supersedes any other agreement, correspondence or communication previously received by you from Antero Midstream, New AM or any of their respective affiliates or subsidiaries with respect to your Phantom Unit Award(s) or the Converted Award(s).  This is your documentation to support the amendments to your Phantom Unit Award(s) described herein, and you will not be asked to execute any additional documents.

Your employment status was not affected by the Simplification or any of the related transactions—Antero Resources Corporation continues to be your employing entity.

If you have any questions regarding the foregoing, please contact John Giannaula at        [            ].

Sincerely,

Antero Midstream Corporation

Name:
Title:

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